UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                       -----------------------

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934

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          Date of Report (Date of earliest event reported):
                          November 29, 2005


                   United States Steel Corporation
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        (Exact name of registrant as specified in its charter)


       Delaware                1-16811               25-1897152
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   (State or other        (Commission File         (IRS Employer
   jurisdiction of             Number)          Identification No.)
    incorporation)

       600 Grant Street, Pittsburgh, PA              15219-2800
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   (Address of principal executive offices)          (Zip Code)

                            (412) 433-1121
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                   (Registrant's telephone number,
                         including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 5.02.

     On November 29, 2005, United States Steel Corporation announced that effective January 31, 2006, Thomas J. Usher would retire as Chairman of the Board of Directors and as a director of the Corporation. Effective February 1, 2006, John P. Surma has been elected Chairman of the Board of Directors and will continue to serve as President and Chief Executive Officer. In connection with his retirement, Mr. Usher and the Corporation entered into an amendment to the February 13, 2003 Employment and Consulting Agreement between Mr. Usher and the Corporation. The amendment provides that Mr. Usher will serve as a consultant to United States Steel Corporation from February 1, 2006 until April 30, 2009 and his compensation remains as set forth in the February 13, 2003 Employment
and Consulting Agreement.   The original agreement provided for such consulting
service for two years following Mr. Usher's retirement as Chairman of the Board of Directors, which was scheduled to occur on April 30, 2007.

United States Steel Corporation also announced that effective January 31, 2006, Dr. Shirley A. Jackson will retire as a director of the Corporation.

Neither the retirement of Mr. Usher nor that of Dr. Jackson involves any disagreement between the director and United States Steel Corporation.

Item 9.01.

(c) Exhibits

     10.1 Amendment to the February 13, 2003 Employment and Consulting Agreement between Mr. Usher and the Corporation

     99.1  Press Release titled: JOHN P. SURMA JR. ELECTED AS CHAIRMAN OF
           U. S. STEEL, THOMAS J. USHER TO RETIRE AT END OF JANUARY 2006



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION



By   /s/ Larry G. Schultz
     --------------------
     Larry G. Schultz
     Vice President &
     Controller



Dated:  December 2, 2005